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                                                                    EXHIBIT 24.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         By execution hereof, Osborn, Swalm, Thomas & Associates, PLLC hereby consents to the use by Great Xpectations Marketing, Inc. (Great Xpectations"), a Nevada corporation, of financial statements on Great Xpectations, prepared by Osborn, Swalm, Thomas & Associates, PLLC, in connection with Great Xpectations' filing of a Registration Statement on Form SB-2.

         Additionally, Osborn, Swalm, Thomas & Associates, PLLC consents to the references by Great Xpectations to Osborn, Swalm, Thomas & Associates, PLLC under the heading "Experts" in the prospectus that was prepared as part of the Registration Statement.



                                        OSBORN, SWALM, THOMAS & ASSOCIATES,
                                        PLLC



                                        By:
                                           ---------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------



Dallas, Texas
April 9, 1999